Exhibit 10.13

STRICTLY PERSONAL & CONFIDENTIAL

[FIRST NAME]  [LAST NAME]

[EMPLOYEE EMAIL]
[DATE]

Re.: Equity Grant

Dear [FIRST NAME],

I am proud of the progress that we have made over the last years and I am convinced that we have created an excellent basis to further grow our company, create shareholder value, build a high performance culture and generate significant personal income. As you know, we are committed to achieve ambitious business targets and expanding our leadership positions in the markets we have chosen.

I have the pleasure of confirming you that you have been granted the following Long Term Incentives (LTIs) under the NXP Long Term Incentive Plan (LTIP 2015/16) on [GRANT DATE]:

•	[NUMBER OF PSUs] Performance Stock Units

•	[NUMBER OF OPTIONS] Options

With a current value of $ [TOTAL GRANT DOLLAR VALUE] measured against the closing price of NXP on the NASDAQ on [GRANT DATE].

By granting these LTIs I wish to acknowledge and reward your contribution and signify how essential it is to the ongoing success of NXP.

Each year, we assess our Equity Compensation market competitiveness against a group of carefully selected competitors and adjust our grant values and eligibility levels as appropriate.

The number of shares are calculated as the given equity compensation value, approved by the NCC, divided by the NASDAQ closing stock price of NXP shares at the Day of Grant [GRANT DATE]. The number of Stock Options are calculated as the given value, as approved by the NCC, divided by the Black Scholes value of a Stock Option at the Day of Grant, and will carry a strike price (Exercise Price) equal to the NASDAQ NXP closing stock price at the Day of Grant.

In the annex to this letter you will find a summary of the key terms of these LTIs as well as the full terms and conditions.

You can find more information and instructions related to your grant on the NXP intranet; more specifically please review: https://nww.new.nxp.com/sites/people/TALRET/BENEFITS/LTIP/Documents/NXP-LTI-grant.pdf

As I said, we have ambitious business targets for NXP and we all need to remain committed to them. For this LTI grant the PSU goal remains at 10% EBIT growth. However, it remains absolutely critical that we drive to deliver at least 15% EBIT growth.

Please be reminded that the NXP Executive Equity Ownership Rules are in place (Annex 2).

[FIRST NAME], I am thankful for your personal commitment over the past period and am counting on your sustained efforts and engagement in helping NXP achieve its business ambitions.

Best regards,

[NAME]
[TITLE]

Annex 1:     Main details of the LTI grants including LTI acceptance / revoke form which should be returned prior to
[DUE DATE]
Annex 2:     NXP Executive Equity Ownership Rules
Annex 3:     NXP Performance Stock Units Plan 2015/16
Annex 4:    NXP Stock Option Program 2015/16

Exhibit 10.13

STRICTLY PERSONAL & CONFIDENTIAL

[DATE]
Annex 1
Page 1/2

KEY TERMS OF THE LONG TERM INCENTIVE GRANT AFTER THE PUBLICATION OF THE THIRD QUARTER RESULTS ON OCTOBER 29, 2015

[FIRST_NAME]  [LAST_NAME]
[EMPLOYEE EMAIL]

NXP Performance Stock Units
Performance Stock Units (PSUs) are conditional rights to receive shares of common stock in NXP Semiconductors N.V. on a specific delivery date, after the relevant vesting conditions have been met and subject to the terms and conditions of the PSU Plan. Key features of your PSUs include:

•	Total number of PSUs granted: [NUMBER OF PSUs]

•	Date of Grant: [GRANT DATE]

•
Date of Vesting: the date at which the relevant performance conditions, being realization of a Non-GAAP EBIT target with a CAGR of 10% over a 4 years period (an average return of 10% every year over a four year period), subject to confirmation by or on behalf of the Board of Directors of NXP Semiconductors N.V. The target for the PSU grant is based on the Non-GAAP EBIT for the period Q4 2014 - Q3 2015.

•
As a main rule (except as described in the 5th bullet), vesting will take place over 4 years: delivery at max 25% of the PSUs at the first anniversary of the Date of Grant (on October 29, 2016), at max. 50% at the second anniversary of the Date of Grant (on October 29, 2017), at max. 75% at the third anniversary of the Date of Grant (on October 29, 2018) and at max. 100% at the fourth anniversary of the Date of Grant (on October 29, 2019).

•
In the situation that not all PSUs are vested over this 4 years period, there is an additional vesting possibility of at max. 100% of the unvested PSU’s will vest at the fifth anniversary of the Date of the Grant under the condition that for the period Q4 2019 – Q3 2020 the Non-GAAP EBIT is at least equal to a growth on a compounded basis with an average of 10% per year over the five year period.

•
Any PSUs will lapse (and you will not be entitled for any compensation for this) if you leave NXP’s employment, for whatever reason (voluntarily or at the initiative of NXP), before the relevant Date of Vesting, the relevant Delivery Date or the 5th anniversary of the Date of Grant.

NXP Stock Options
Stock options give you the right, after the options have vested and during the stock option term, to purchase shares of common stock in NXP Semiconductors N.V. at a fixed price per share under the terms and conditions of the Global NXP Stock Option Program.
Key features of your stock options include:

•	Total number of options granted: [NUMBER OF OPTIONS]

•	Exercise Price per Share: Price of a listed NXP share at the closing of NASDAQ on the Date of Grant, being [GRANT DATE CLOSING PRICE]

•	Date of Grant: [GRANT DATE]

•
Vesting period: 25% of total number of options after 1 year after the Date of Grant (October 29, 2016), 25% after 2 years (on October 29, 2017), 25% after 3 years (on October 29, 2018) and 25% after 4 years (on October 29, 2019)

•
Exercise period: Options can be exercised, starting upon vesting until 10 years after the Date of Grant at which date they lapse and are cancelled, unless the employment with NXP terminates in which case the exercise period will be shortened.

By default the Long Term Incentives taxes are settled via “Trade for taxes”. Shares will be withheld to cover the outstanding tax amount. The option “Settle via payroll” can be elected online on the website of E*TRADE. In this scenario the taxes will be settled via payroll deduction.

Exhibit 10.13

STRICTLY PERSONAL & CONFIDENTIAL

[DATE]
Annex 1
Page 2/2

You should accept or revoke these long term incentive grants by completing and signing this Annex 1 prior to [DUE DATE] and return it to Jan Vernon ([…….]).

(Please tick the box of your choice)

Number of LTIs:

•	[NUMBER OF PSUs] Performance Stock Units

•	[NUMBER OF OPTIONS] Stock Options (SOs)

□ I accept this LTI grant of [GRANT DATE]

□ I do not accept this LTI grant of [GRANT DATE]

Name: [FIRST NAME] [LAST NAME]

Signature: ...................................

Date: ........................................

By accepting this grant:

•	You accept this grant and you agree with the relevant LTIP 2015/16 plan terms as annexed to this Grant Letter.

•
You consent to the processing, collection, storing and adapting by NXP Semiconductors N.V., its affiliates, or any entity administrating the LTIP 2015/16, your grant, and/or your (rights to any) shares of common stock in NXP Semiconductors N.V., of any personal data relating to you (including, inter alia, name, address, personnel number and position) for the sole purpose of your participation in the LTIP 2015/16. This data is processed for purposes of administrating and executing the LTIP 2015/16 in the broadest sense. NXP or the Employing Company may transfer the data relating to you to its affiliates or any designated person located in the United States for purposes of administrating, approving and executing the LTIP 2015/16 in the broadest sense. The United States does not provide an adequate level of data protection for the above-mentioned purposes.

Exhibit 10.13

STRICTLY PERSONAL & CONFIDENTIAL

Annex 2

[DATE]

Dear MT Member,

With our Long Term Incentive programs, you have the opportunity to participate in this growth, success and shareholder value creation. We are also convinced that it is in the best interests of our company to require its Executives to maintain substantial share ownership. In doing so, our equity plans will further align with the long-term interests of NXP shareholders.

In view thereof, our Board of Directors has adopted in October 2013 the following NXP Executive Equity Ownership Rules (“Ownership Rules”) to provide for an appropriate level of equity ownership:

•
The Ownership Rules apply to all EVP’s for all vesting of NXP stock units (RSU’s, PSU’s). As of October 2013, each Executive is required to maintain 20% of the after tax number of NXP shares delivered upon the vesting of NXP stock units (“Blocked Shares”), until the earlier of the time that the Executive is no longer employed by NXP or otherwise ceases to be an Executive

•	The Executive is allowed to monetize the balance of vested stock units when desired.

•
For monitoring and audit purposes, the Executive is required to hold the Blocked Shares via his/her E*TRADE account. If requested by or on behalf of NXP, the Executive needs to provide written evidence that he/she still owns the required number of Blocked Shares.

In other words, the number of NXP shares that an Executive needs to maintain increases each time his/her NXP stock units (RSU’s and/or PSU’s) vest. The Ownership Rules do not apply to any NXP stock options.

I personally wish to thank you all for your sustained dedication and hard work and look forward to our team remaining cohesively committed to success and to delivering on our growth plans.

Best regards,

Rick Clemmer
President and CEO of NXP Semiconductors